As filed with the Securities and Exchange Commission on May 27, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENITOPE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0436313 (I.R.S. Employer Identification No.)

Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan W. Denney, Jr., Ph.D.
Chairman of the Board and Chief Executive Officer
Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq.	Bruce Mann, Esq.
Suzanne Sawochka Hooper, Esq.	Donald C. Hunt, Esq.
Cooley Godward LLP	Morrison & Foerster LLP
Five Palo Alto Square	425 Market Street
3000 El Camino Real	San Francisco, CA 94105-2482
Palo Alto, CA 94306	(415) 268-7000
(650) 843-5000

Approximate date of proposed sale to the public: As soon as practicable after the effective of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-115165

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Class of	Aggregate Offering	Amount of
Securities to be Registered(1)	Price (1)(2)	Registration Fee(3)
Common Stock, par value $.001	$9,935,998.50	$1,258.89

(1)	Includes shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2)	The registration fee is calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	The Registrant previously registered an aggregate $49,680,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-115165), for which a filing fee of $6,294.46 was previously paid upon the filing of such Registration Statement.

EXPLANATORY NOTE

     This registration statement relates to the public offering of common stock of Genitope Corporation contemplated by a Registration Statement on Form S-1 (Securities and Exchange Commission File No. 333-115165), as amended (the “Prior Registration Statement”) and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,168,941 shares, including shares that may be sold pursuant to the Underwriters’ over-allotment option, for an additional maximum aggregate offering price of $9,935,998.50. The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 26, 2004.

Genitope Corporation

By:	/s/ Dan W. Denney Jr.
Dan W. Denney Jr., Ph.D.
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dan W. Denney Jr.	Chairman of the Board and Chief Executive Officer	May 26, 2004
(Principal Executive Officer)
Dan W. Denney Jr.

/s/ John M. Vuko	Chief Financial Officer	May 26, 2004
(Principal Financial and Accounting Officer)
John M. Vuko

*
	Director	May 26, 2004
Gregory Ennis

*
	Director	May 26, 2004
Stanford C. Finney

*
	Director	May 26, 2004
William A. Hasler

*
	Director	May 26, 2004
Nicholas J. Simon III

By:		May 26, 2004
/s/ John M. Vuko

John M. Vuko
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney.

*	Previously filed as exhibits to the Company’s Registration Statement on Form S-1, as amended (SEC File No. 333-115165), originally filed with the Securities and Exchange Commission on May 5, 2004, and incorporated by reference herein.